SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549




                                  FORM 8-K



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported):   December 29, 1998




                CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XVI
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           (Exact name of registrant as specified in its charter)




     Illinois                     0-19496                 36-3426137
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(State or other)                (Commission          (IRS Employer
 Jurisdiction of               File Number)          Identification No.)
 Organization




            900 N. Michigan Avenue, Chicago, Illinois  60611-1575
            -----------------------------------------------------
                  (Address of principal executive office)




     Registrant's telephone number, including area code:  (312) 915-1987
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                           PALM DESERT TOWN CENTER
                           PALM DESERT, CALIFORNIA
                           -----------------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On December 29, 1998 (the "Closing Date") Carlyle Real Estate Limited Partnership - XVI (the "Partnership"), an Illinois limited partnership, along with Carlyle Real Estate Limited Partnership - XVII ("Carlyle-XVII"), an Illinois limited partnership affiliated with the Partnership (collectively, the "JMB Group") sold their respective interests in the joint venture (the "Joint Venture") that owns the Palm Desert Town Center (the "Property") located in Palm Desert (Palm Springs), California. (A portion of the JMB Group's interests in the Joint Venture was owned indirectly through Carlyle/Palm Desert, Inc.) The sale was pursuant to an option agreement (the "Option Agreement") entered into with the venture partner, TrizecHahn Centers, Inc., (the "Buyer") effective January 1, 1998 and originally scheduled to expire July 15, 1998 but extended first through August 14, 1998 pursuant to a first amendment to the Option Agreement and then extended through December 29, 1998 pursuant to a second amendment to the Option Agreement. The Option Agreement gave the Buyer the right (but not the obligation) to purchase all (but not less than all) of the JMB Groups' interest in the joint venture by giving notice of its exercise of the option during the term of the option. The Buyer exercised this option on December 29, 1998. The Buyer is not affiliated with either the Partnership or Carlyle-XVII or their General Partners, and the purchase price under the Option Agreement was determined by arm's-length negotiation.

     The sale price of the JMB Group's interest in the Joint Venture was $4,000,000 (before selling costs of approximately $20,000) of which the Partnership's share was $3,431,000. The Partnership's share of the sale price was based upon the ratio of the Partnership's interest in the Joint Venture to the aggregate interests of the JMB Group in the Joint Venture. The Property was 84% occupied at the date of sale. The Property was classified as held for sale as of July 1, 1997 and therefore has not been subject to continued depreciation as of that date for financial reporting purposes. The sale is expected to result in a gain to the Partnership in 1998 of approximately $2,000,000 for financial reporting purposes. In addition, the Partnership expects to report a gain on sale of approximately $4,000,000 for Federal income tax reporting purposes in 1998. The Partnership has no liability for any representations, warranties or covenants in connection with the sale of its interest in the Joint Venture.



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     The Partnership Agreement provides that, subject to certain conditions, the General Partners shall receive as a distribution of the proceeds (net after expenses and liabilities and retained working capital) from the sale or refinancing of a real property up to 3% of the selling price, and that the remaining proceeds be distributed 85% to the holders ("Holders") of limited partnership interests (and assignee interests therein) in the Partnership (the "Interests") and 15% to the General Partners. However, prior to such distributions being made, the Holders of Interests are entitled to receive 99% and the General Partners 1% of net sale or refinancing proceeds until the Holders of Interests (i) have received cumulative cash distributions from the Partnership's operations which, when combined with net sale or refinancing proceeds previously distributed, equal a 6% non-compound annual return on the Holders' of Interests average capital investment for each year (their initial capital investment as reduced by net sale or refinancing proceeds previously distributed) commencing with the third fiscal quarter of 1987 and (ii) have received cash distributions of net sale or refinancing proceeds in an amount equal to the Holders' of Interests aggregate initial capital investment in the Partnership. In addition, upon termination of the Partnership, any prior distributions of sales proceeds to the General Partners must be returned to the Partnership if, at such time, the Holders of Interests had not previously received distributions equal to or exceeding the return levels specified in (i) and (ii) above. As the Holders of Interests will not receive the return levels in (i) and (ii) above, no portion of the proceeds of this sale were distributed to the General Partners.

ITEM 5. OTHER EVENTS. The Partnership reduced all of its assets to cash or cash equivalents and thereby dissolved in accordance with the terms of its Partnership Agreement. Pursuant to the Partnership Agreement, the General Partners returned to the Partnership $141,766 of previously received sales distributions. The Partnership made a final liquidating cash distribution to its Holders of Interests in the aggregate amount of $20,415,530.28 or $145.48 per Interest. In addition, the Partnership made a final cash distribution out of net cash receipts (as defined) to its General Partners and paid a management fee to its Corporate General Partner in the aggregate amount of $1,236,950.49. The Partnership wound up its affairs effective December 31, 1998.



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     In connection with its winding up, the Partnership entered into an agreement (the "Winding Up Agreement") with JMB Realty Corporation, the Corporate General Partner, pursuant to which the Corporate General Partner generally assumed the obligation to pay or otherwise discharge expenses and liabilities of the Partnership not otherwise paid, discharged or provided for by the Partnership, including contingent liabilities of the Partnership that may arise after its winding up. In consideration of such assumption, the Partnership paid the Corporate General Partner approximately $8,000 in cash and transferred to the Corporate General Partner the Partnership's contingent rights, if any, to indemnification or reimbursement, including coverage and benefits under contracts of insurance, and certain other rights to receive or collect amounts, if any, that may be payable to the Partnership.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements.  Not Applicable.

      (b)   Pro Forma Financial Information - Narrative.

            As a result of the sale of the Partnership's interest in the Joint Venture, beyond the date of sale there will be no further rental income, interest income, mortgage interest, depreciation, property operating expenses, amortization of deferred expenses, and venture partners' share of venture' operations recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1997) were $10,693,118, $74,327, $4,952,355, $1,004,061, $4,625,425, $152,704,
and $(11,735), respectively. Rental income, interest income, mortgage interest, property operating expenses, amortization of deferred expenses, and venture partners' share of venture' operations recorded for the Property were $7,712,345, $144,866, $3,680,510, $2,978,492, $115,811, and
$(386,077), respectively, for the nine months ended September 30, 1998. Also, as a result of the sale of the Partnership's interest in the Joint Venture, there are no further assets and liabilities related to the Property, which at September 30, 1998 consisted of cash and cash equivalents of approximately $2,395,000; investment property held for sale or disposition of approximately $43,172,000; deferred expenses of approximately $526,000, notes receivable of approximately $101,000; accrued rents receivable of approximately $2,698,000; long-term debt (less current portion) of approximately $40,242,000; current liabilities of approximately $2,157,000; security deposits of approximately $55,000; and ground rent payable of approximately $1,349,000.


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      (c)   Exhibits.

            10.1 Second Amendment to Palm Desert Option Agreement by the Partnership and Carlyle-XVII relating to the unaffiliated venture partner's option to purchase the Partnership and Carlyle-XVII's interests in the joint venture dated December 28, 1998.

            10.2 Winding Up Agreement dated as of December 29, 1998, by and between the Partnership and JMB Realty Corporation.





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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        Carlyle Real Estate Limited Partnership-XVI

                        By:   JMB Realty Corporation
                              Corporate General Partner



                              By:   /s/ GAILEN J. HULL
                                    _______________________________
                                    Gailen J. Hull
                                    Senior Vice President





Dated:  January 13, 1999